Exhibit 99.3
TERMINATION AGREEMENT
AND GENERAL RELEASE
          This Termination Agreement and General Release (the “Release Agreement”) is made and entered into as of December 17, 2008, by Jeffrey L. Nugent (“Employee”).
          WHEREAS, Employee has been employed by CHAMPION ENTERPRISES, INC., a MICHIGAN corporation with its principal place of business at 755 West Big Beaver Road, Suite 1000, Troy, Michigan 48084 and its parent, subsidiaries, affiliates, divisions and related entities (collectively “Employer”) as Vice President – Human Resources for the Employer and/or its affiliated entities or subsidiaries and such employment will be terminated effective December 26, 2008, for all purposes and benefits whatsoever, except as otherwise specifically set forth in this Release Agreement, and
          WHEREAS, Employee’s employment will be terminated effective December 26, 2008, (“Termination Date”) as Vice President – Human Resources and all other executive officer, director or other positions with Employer, Employee hereby voluntarily and with full knowledge of Employee’s rights and the provisions herein, having the benefit of the advice of counsel, now desires to waive Employee’s rights and to settle, compromise, and dispose of any claims that employee has or might have against Employer as set forth herein upon the terms and conditions hereinafter set forth;
          NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Release Agreement, and other valuable consideration, it is hereby covenanted and agreed as follows:
1. Release. Employee, for employee and employee’s family, heirs, executors, administrators, personal representatives, agents, employees, dependents and legal representatives, affiliates, successors and assigns, and for any partnerships, corporations, sole proprietorships or other entities owned or controlled by Employee (collectively, the “Releasors”), hereby forever and fully remises, releases, acquits, and discharges Employer, its parent, subsidiaries, affiliates, affiliated entities, divisions and related entities and each of their former, current or future officers, directors, agents, representatives, employees, insurers, benefit plans, trustees, agents, fiduciaries, attorneys, heirs, successors or assigns (collectively, the “Releasees”), whether acting on behalf of the Employer or otherwise, of and from any and all actions, causes of action, suits, debts, sums of money, accounts, covenants, contracts, agreements, arrangements, promises, obligations, warranties, trespasses, torts, injuries, losses, damages, claims, demands or other liability or relief of any nature whatsoever (including but not limited to, any claim for costs, fees or other expenses including attorneys’ fees), whether known or unknown, foreseen or unforeseen, resulting or to result, whether in law or in equity, or before administrative agencies or departments, that the Releasors ever had, now has or hereafter can, shall or may have against the Releasees, by reason of or arising out of any matter, cause or event occurring on or prior to the date this Release Agreement is executed, including, but not limited to, any claim for wrongful discharge, discrimination or retaliation of any kind, public policy discharge or tort, negligent and intentional infliction of emotional distress, defamation, age discrimination under the Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and any alleged violation of the Employee Retirement Income Security Act of 1974; the Americans with Disabilities Act; the Worker Adjustment and Retraining Notification Act, 42 U.S.C 1981 through 1988, as amended; the Immigration Reform and Control Act; the Occupational Safety and Health Act, as amended; the Equal Pay Act; and Family and Medical Leave Act, and any alleged breach of contract and any and all other claims of any nature arising out of or in any way relating to Employee’s employment or termination with Employer or any affiliated entity or subsidiary of Employer, and any and all claims under any federal, state or local statutes, laws, regulations, rules, ordinances or common law.
2. Unknown Damages or Injuries. It is expressly understood and agreed by Employee that this is a full and final general release of all matters whatsoever and that this general release is intended to and does embrace not only all known and anticipated damages and injury, but also all unknown and unanticipated damages, injuries or complications that may later develop or be discovered, including all possible effects and consequences.
3. Lawsuit Forever Barred. (a) It is the intention of the Employee and it is understood by Employee that this Release Agreement will forever and for all time bar any action or claim whatsoever that arose or that might arise in the future from any acts, omissions, agreements or other occurrences prior to the date of this Release Agreement, including the incidents described above, and that no lawsuit, arbitration, mediation or administrative proceeding of any kind whatsoever will be asserted against any person or entity hereby released for any alleged injury or damage, whether known or unknown, sustained or to be sustained, as a result of any alleged act, omission, breach or other occurrence prior to the date of this Release Agreement.
     (b) Except as provided herein or as otherwise required by law, employee agrees that Employee will not, from any source or proceeding, seek or accept any award or settlement with respect to any claim or right covered by paragraph 1 above, including, without limitation, any source or proceeding involving any person or entity, the United States Equal Employment Opportunity Commission or other similar federal or state agency. Except as provided herein or as otherwise required by law, Employee further agrees that Employee will not, at any time hereafter, commence, maintain, prosecute, participate in as a party, permit to be filed by any other person on his behalf (to the extent it is within his control or permitted by law), or assist in the commencement or prosecution of as an advisor, witness (unless compelled by legal process or court order) or otherwise, any action or proceeding of any kind, judicial or administrative (on his own behalf, on behalf of any other person and/or on behalf of or as a member of any alleged class of persons) in any court, agency, investigative or administrative body against any Releasee with respect to any actual or alleged act, omission, transaction, practice, conduct, occurrence or any other matter up to and including the date of his execution of this Release Agreement which Employee released pursuant to paragraph 1. Employee further represents that, as of the date this Release Agreement is executed, Employee has not taken any action encompassed by this paragraph 3(b). If, notwithstanding the foregoing promises, Employee violates this paragraph 3(b), Employee will indemnify and hold harmless Releasees from and against any and all demands, assessments, judgments, costs, damages, losses and liabilities and reasonable attorneys’ fees, costs, disbursements and the like and other reasonable expenses which result from, or are incident to, such violation. Notwithstanding anything herein to the contrary, this paragraph 3(b) shall not apply to any claims that Employee may have under the ADEA and shall not apply to the portion of the release provided for in paragraph 1 above relating to the ADEA.
4. No Right to Re-employment. Employee waives all rights to reinstatement or re-employment with Employer, and further agrees that Employee will never apply for employment with Employer, and that, if Employee does apply, such institutions may deny Employee such employment and such denial shall not constitute any violation of any laws, rules or orders of any states of the United States.
5. Payments to Employee. Upon Employee’s execution and delivery to Employer of this Release Agreement and the expiration of the revocation period without revocation of this Release Agreement by Employee, Employer will make payment pursuant to the Employer’s Executive Officer Severance Pay Plan (“Executive Severance Plan”), except that Employee shall have no duty to seek other employment during the thirteenth to eighteenth month of the Severance Period as provided in Section 2.3 of the Executive Severance Plan. Employee agrees that this Release Agreement is being executed in accordance with Section 2.4 of the Executive Severance Plan.
6. Full and Final Settlement. Payment of the amounts made and providing the benefits pursuant to the Executive Severance Plan to Employee shall constitute full and final settlement payment to Employee. Following such payment, no further payment or consideration of any kind in connection with the termination and settlement of the above-described claims is contemplated or required by this Release Agreement or otherwise.
7. Basic Understandings. Employee understands and agrees that Employee:
(a)	has read this Release Agreement carefully and understands all of its terms;

(b)	is advised to consult with an attorney prior to executing this Release Agreement; and

(c)	has been given 21 days (or more) within which to consider this Release Agreement.
Employee understands and affirms that if he decides to shorten the 21-day time period, he does so knowingly and voluntarily and without inducement by the Employer; and if he chooses to shorten the 21-day time period, he shall so indicate by his notarized signature on the attached Voluntary Waiver of 21-day Review and Consideration Period.
8. Revocation Period. Employee understands and agrees that Employee may revoke this Release Agreement for a period of seven (7) calendar days following the execution of this Release Agreement. This Release Agreement is not effective until this revocation period has expired. Employee understands that any revocation, to be effective, must be in writing and either (a) received by mail, overnight courier service or fax transmission within seven (7) days after the execution of this Release Agreement and addressed to the General Counsel at the address set forth above for Employer, or (b) hand delivered to the General Counsel within seven (7) days after the execution of this Release Agreement.
9. Return of Property. Employee agrees to immediately tender to Employer all tangible and intangible property owned by Employer or its subsidiaries or affiliates or relating to Employee’s employment with the Employer, including but not limited to, all electronic files and media, all automobiles or other Employee vehicles, credit cards, keys, building passes, documents, software, computer data and computer equipment, records, customer lists or other proprietary materials or information and any similar property or materials of Employer’s parent, subsidiaries and affiliates in Employees, possession. Employee further represents that he will not copy or cause to be copied, download, print out or cause to be printed out or downloaded or transferred any software, documents, electronic data or files or other materials originating with or belonging to the Employer. Employee further agrees to immediately submit for review and reimbursement by Employer as appropriate any outstanding ordinary and necessary business related expenses incurred on or before the Termination Date on behalf of Employer, its parent, subsidiaries and affiliates.
10. Resignations. Employee hereby resigns from any and all positions, including as an officer, director and fiduciary, now held with the employer and/or its subsidiaries or affiliates, all such resignations to be effective as of the Termination Date.
11. Benefits Terminated. Except as set forth in the Executive Severance Plan from and after the Termination Date, Employee shall not have the right to participate in or receive any benefit under any employee benefit plan of the Employer, any fringe benefit plan of the Employer, or any other plan, policy or arrangement of the Employer providing benefits or perquisites to employees of the employer generally or individually. Notwithstanding anything herein to the contrary, the sole matters to which this Release Agreement does not apply are: (i) Employee’s rights of indemnification and directors and officers liability insurance coverage to which Employee was entitled immediately prior to the Termination Date with regard to his service as an officer of the Employer; (ii) Employee’s rights under any tax-qualified pension or claims for accrued vested benefits under any other employee benefit plan, program, policy or arrangement maintained by the Employer or under COBRA; (iii) Employee’s rights under the provisions of the Executive Severance Plan which are intended to survive termination of employment; or (iv) Employee’s rights as a stockholder.
12. Continuation of Non-Competition, Non-Solicitation, Confidentiality, Non-disclosure and Cooperation Agreements. Employee acknowledges and agrees that the non-competition, non-solicitation, confidentiality, non-disclosure and cooperation agreements currently in place, shall continue in accordance with their terms and remain in full force and effect. In addition, in accordance with the Executive Severance Plan and as a condition of Employee receiving benefits under the Executive Severance Plan, Employee hereby agrees as follows:

(a)	Confidentiality. The Employee agrees that the Employee shall not at any time, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any person, any nonpublic, proprietary or confidential information, knowledge or data relating to the Employer, any of its subsidiaries, affiliated companies or businesses, which shall have been obtained by the Employee during the Employee’s employment by the Employer. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Employee; (ii) becomes generally known to the public subsequent to disclosure to the Employee through no wrongful act of the Employee or any representative of the Employee; or (iii) the Employee is required to disclose by applicable law, regulation or legal process (provided that the Employee provides the Employer with prior notice of the contemplated disclosure and reasonably cooperates with the Employer at its expense in seeking a protective order or other appropriate protection of such information).

(b)	Nonsolicitation. During the Employee’s employment with the Employer and for the two year period thereafter, the Employee agrees that the Employee will not, except in the furtherance of the Employee’s duties for the Employer, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (i) solicit, aid or induce any employee, representative or agent of the Employer or any of its subsidiaries or affiliates to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Employer or hire or retain any such employee, representative or agent, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee, representative or agent, (ii) solicit, aid or induce any customer of the Employer or any of its subsidiaries or affiliates to purchase goods or services then sold by the Employer or any of its subsidiaries or affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer or (iii) solicit, aid or induce any vendor of the Employer or any of its subsidiaries or affiliates to provide goods or services then provided to the Employer or any of its subsidiaries or affiliates to another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or purchasing goods or services from such vendor. An employee, representative or agent shall be deemed covered by this paragraph while so employed or retained and for six months thereafter. Subpart (ii) shall not be violated by general advertising or solicitation not specifically targeted at activities of the Employer.

(c)	Noncompetition. The Employee acknowledges that the Employee performs services of a unique nature for the Employer that are irreplaceable, and that the Employee’s performance of such services to a competing business will result in irreparable harm to the Employer. Accordingly, during the Employee’s employment and for the two year period thereafter, the Employee agrees that the Employee will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in the production, sales or marketing of manufactured housing or any other material business in which the Employer or any of its subsidiaries or affiliates is engaged on the date of termination (or, if earlier, the date of determination) or in which they have planned, on or prior to such date, to be engaged in on or after such date, in any locale of any country in which the Employer conducts business. This Section 12 (c) shall not prevent the Employee from owning not more than two percent of the total shares of all classes of stock outstanding of any publicly held entity engaged in such business.

(d)	Nondisparagment. The Employee shall not make or induce other persons or entities to make any negative statements as to the Employer, its affiliates, employees, past or present officers, directors, products, services, businesses or reputation. Notwithstanding the foregoing, truthful statements made in the course of sworn testimony in administrative, judicial or arbitral proceedings (including, without limitation, depositions in connection with such proceedings) shall not be subject to this Section 12 (d).

(e)	Reformation. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 12 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

(f)	Further Acknowledgment. The Employee acknowledges that the restrictive covenants (including, without limitation, confidentiality and non-competition) in any other agreement with the Employer previously signed by the Employee shall not be affected by this Agreement and that the restrictive covenants therein shall continue to apply after a termination of employment in accordance with the terms of such restrictive covenants.

(g)	Survival Of Provisions. The obligations contained in this Section 12 shall survive any termination of the Executive Severance Plan and shall be fully enforceable thereafter.
13. Stock, Stock Options, Deferred Compensation and Performance Share Awards. The termination of Employee’s employment and the terms of this Release Agreement shall not affect Employee’s rights, if any, under the terms and conditions of the Employer stock option plans, any written agreements with Employee regarding such stock options, the terms and conditions of Employee’s participation in any of Employer’s deferred compensation plans or agreements or Employee’s rights under any performance share award made by the Employer prior to the date hereof. The termination of employee’s employment shall be treated as a termination of employment under all such plans or agreements, and the written terms and conditions of all such plans or agreement shall control the vesting, ownership and disposition (including but not limited to, the exercise, cancellation or forfeiture) of any of Employee’s stock, stock options, deferred compensation participation or performance share grants.
14. Complete Agreement. This Release Agreement contains the complete understanding of the parties and no representations, inducements, promises, agreements, arrangements, or undertakings relating to the matters set forth herein, whether oral or written, expressed or implied, between the parties not herein embodied shall have any force or effect. No modifications or amendments hereto may be made except by in writing signed by both the parties. This Release Agreement shall be deemed to be a Michigan contract, and shall be governed by the laws of the State of Michigan without regard to its principles or conflicts of laws.
15. No Inconsistent Action. Employee agrees not to take any action (including, but not limited to, an appeal or institution of a separate lawsuit, administrative proceeding or arbitration) inconsistent with this Release Agreement or which seeks to challenge any provisions of this Release Agreement or any document provided for herein.
16. Potential Invalidity. Should any covenant or other provision of this Release Agreement be declared invalid, illegal or unenforceable by any court of competent jurisdiction, by administrative order or by reason of any rule of law or public policy, all other provisions shall nevertheless remain in full force and effect and no provision shall be deemed dependent upon any other provision unless so specified, except if the provisions in paragraphs 1 and 3 are held invalid, Employee agrees to immediately execute a release of all claims that is valid and enforceable.
17. Knowing and Voluntary Waiver. Employee acknowledges that this is a knowing and voluntary waiver, that Employee has completely read and understands all of the terms and provision of this Release Agreement and that signing this Release Agreement is Employee’s free act and deed. Employee further acknowledges that Employee has not relied upon the representations of any party hereby released or by that party’s representatives concerning the subject matter of this Release Agreement.
18. Waiver. Any waiver or consent from the Employer or Employee with respect to any term or provision of this Release Agreement or any other aspect of the Employer’s or Employee’s conduct shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless or frequency given, to be a further or continuing waiver or consent. The failure or delay of the employer or the employee at any time or times to require performance of, or to exercise any of its or his powers, rights or remedies with respect to, any term or provision of this Release Agreement shall not affect the Employer’s or Employee’s right at a later time to enforce any such term or provision.

In Witness Whereof, Employee has executed this Release Agreement as of the date and year first above written.

EMPLOYEE

Jeffrey L. Nugent

Date:

Acknowledged and Agreed:
CHAMPION ENTERPRISES, INC.

By:
Name:

Its:

Date:

VOLUNTARY WAIVER OF 21-DAY REVIEW AND CONSIDERATION PERIOD
I, Jeffrey L. Nugent, understand that Paragraph 8 of the attached Termination Agreement and General Release (“Release Agreement”) specifically provides me with up to twenty-one (21) days within which to consider the Release Agreement. By signing this Voluntary Waiver, I knowingly and voluntarily choose to waive the remainder of the 21-day time period and accept a shortening of the 21-day time period to the date of my signing of this Voluntary Waiver and the Release Agreement, without any inducement by the Employer, whether through fraud, misrepresentation, oral or written statements or promises, threats to withdraw or alter the consideration offered in the Release Agreement prior to the expiration of the 21-day time period, or any other act.
I further understand and agree that all other provisions of the Release Agreement continue to apply to me and specifically acknowledge and understand that the 7-day revocation period set forth in Paragraph 8 of the Release Agreement has not been shortened or waiver and will commence as of the date of my signing of this Voluntary Waiver and the Release Agreement.

Employee

Subscribed and sworn to before me
This day of , 2008

Notary Public

County,

My Commission Expires: